Exhibit 32.2


                                  CERTIFICATION


The undersigned, Executive Vice President, Finance and Secretary, of Jaco Electronics, Inc. (the "Company"), hereby certifies, to the best of my knowledge, that: (1) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 (the "Quarterly Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purpose.


Date:  November 14, 2003

                              /s/ Jeffrey D. Gash
                              --------------------------------------------
                              Jeffrey D. Gash
                              Executive Vice President, Finance and Secretary (Principal Financial Officer)